UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	March 26, 2010

Horizon Bancorporation, Inc.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-71773 (Commission File Number)	65-0840565 (I.R.S. Employer Identification No.)
900 53rd Avenue East, Bradenton, Florida 34203 (Address of principal executive offices)
(941) 753-2265 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.0 Entry Into a Material Definitive Agreement; Item 8.0 Other Events.

As previously reported, since March 4, 2010, the Company has been engaged in discussions with 1st Manatee Bank, Bradenton, Florida, regarding the approximately $1,100,000 loan made to the Company by 1st Manatee Bank on December 31, 2008 (the “1st Manatee Loan”).  The 1st Manatee Loan is secured by a pledge of 1,536,000 shares of common stock of the Bank and had matured on December 31, 2009.  On March 26, 2010, 1st Manatee Bank and the Company entered into an amendment to the forbearance agreement previously entered into on March 12, 2010.  Pursuant to the forebearance agreement as amended, in consideration of the payment of $104,000, payable in two installments, $44,000 on March 29, 2010 and $60,000 on or before April 19, 2010, the forebearance period with respect to the failure to pay off the 1st Manatee Loan at maturity has been extended to June 15, 2010.  In addition, if Horizon Bank (the “Bank”) receives a directive on or before June 15, 2010, from the Federal Reserve Bank of Atlanta (the “Atlanta Fed”) and the Florida Ofice of Financial Regulation (the (“OFR”) requiring the Bank to raise additional capital, the forebearance period will be automatically extended for a period of time the Bank is given to raise the required capital.

As previously reported, the Company intends to either (i) repay the 1st Manatee Loan from the proceeds of the equity offering it has been conducting since September 2009 or (ii) cause the 1st Manatee Loan to be purchased from 1st Manatee Bank by a group of investors who will then contribute the underlying promissory note to the Company’s capital.  As a result of the amended forebearance agreement, management believes that the Company will now have sufficient time to implement these alternative plans as it continues to deal with the Atlanta Fed and the OFR regarding the exact need for additional capital to allow the Bank to achieve adequately capitalized status.

To be sure, there is no assurance that the Company will ultimately be able to repay the 1st Manatee Loan in compliance with the amended forebearance agreement.  Were the 1st Manatee Loan not repaid and the common stock of the Bank were then sold at a public sale, the purchaser would, subject to approval by the Atlanta Fed and the OFR, become the sole shareholder of the Bank.  If the purchase price paid by such purchaser at the public sale were to exceed the then outstanding principal of the 1st Manatee Loan, the Company would recover such excess.  Otherwise, there would be no recovery and the existing shareholders would lose their entire investment in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Bancorporation, Inc. Registrant
Date: March 30, 2010	By:	/s/
Charles S. Conoley President and Chief Executive Officer (Principal Executive Officer)